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                                                                     EXHIBIT 4.1

                                  $200,000,000

                                   CYMER, INC.

                  3.5% CONVERTIBLE SUBORDINATED NOTES DUE 2009

                               PURCHASE AGREEMENT

                                                               February 12, 2002

CREDIT SUISSE FIRST BOSTON CORPORATION
MERRILL LYNCH PIERCE FENNER & SMITH
         INCORPORATED
C/O CREDIT SUISSE FIRST BOSTON CORPORATION
    Eleven Madison Avenue
    New York, N.Y. 10010-3629

Dear Sirs:

     1. INTRODUCTORY. Cymer, Inc., a Nevada corporation (the "COMPANY"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several initial purchasers named in Schedule A hereto (the "PURCHASERS") U.S.$200 million principal amount of its 3.5% Convertible Subordinated Notes due 2009 (the "FIRM SECURITIES") and also proposes to grant to the Purchasers an option, exercisable from time to time by Credit Suisse First Boston Corporation to purchase an aggregate of up to an additional $50 million principal amount ("OPTIONAL SECURITIES") of its 3.5% Convertible Subordinated Notes due 2009, each to be issued under an indenture, dated as of February 15, 2002 (the "INDENTURE"), between the Company and State Street Bank and Trust Company of California, N.A., as Trustee. The Firm Securities and the Optional Securities (which the Purchasers may elect to purchase pursuant to Section 3 hereof), together with the shares of the Company's common stock into which the Firm Securities and Optional Securities are convertible in accordance with the Indenture, are herein collectively called the "OFFERED SECURITIES". The United States Securities Act of 1933 is herein referred to as the "SECURITIES ACT."

     The holders of the Offered Securities will be entitled to the benefits of a Registration Rights Agreement (as hereinafter defined), pursuant to which the Company will agree to file a registration statement with the Securities and Exchange Commission (the "COMMISSION") registering the resale of the Offered Securities and the Underlying Shares (as hereinafter defined) under the Securities Act.

     The Company hereby agrees with the several Purchasers as follows:

     2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, the several Purchasers that:

             (a) An offering circular relating to the Offered Securities to be offered by the Purchasers has been prepared by the Company. Such offering circular (the "OFFERING CIRCULAR"), as supplemented as of the date of this Agreement, together with the documents, including the Exchange Act Reports (defined below) incorporated by reference therein, listed in Schedule B hereto and any other

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     document approved by the Company and listed on Schedule B hereto for use in connection with the contemplated resale of the Offered Securities are hereinafter collectively referred to as the "OFFERING DOCUMENT". On the date of this Agreement, the Offering Document does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Document based upon written information furnished to the Company by the Purchasers through Credit Suisse First Boston Corporation ("CSFBC") specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof. Except as disclosed in the Offering Document, on the date of this Agreement, the Company's Annual Report on Form 10-K most recently filed with the Commission and all subsequent reports (collectively, the "EXCHANGE ACT REPORTS") which have been filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934 (the "EXCHANGE ACT"), as supplemented by the Offering Circular, do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

             (b) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Nevada, with corporate power and authority to own its properties and conduct its business as described in the Offering Document; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect (as defined below).

             (c) Each subsidiary of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect (as defined below); all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000. Cymer Japan, Inc., a corporation organized under the laws of Japan (the "SUBSIDIARY" or "CYMER JAPAN"), is the only subsidiary of the Company which constitutes a "significant subsidiary," as such term is defined in Rule 1-02(w) of Regulation S-X promulgated by the Commission.

             (d) The Indenture has been duly authorized by the Company; the Offered Securities have been duly authorized by the Company; and when the Offered Securities are delivered and paid for pursuant to this Agreement on each Closing Date (as defined below), the Indenture will have been duly executed and delivered, such Offered Securities will have been duly executed, authenticated, issued and delivered and will conform in all material respects to the description thereof contained in the Offering Document and the Indenture and such Offered Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

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             (e) When the Firm Securities and the Optional Securities are
     delivered and paid for pursuant to this Agreement on each Closing Date, such Firm Securities and such Offered Securities will be convertible into the shares of Common Stock, $.001 par value per share ("UNDERLYING SHARES"), of the Company in accordance with the terms of the Indenture; the Underlying Shares initially issuable upon conversion of such Offered Securities have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable; the outstanding shares of Common Stock, $.001 par value per share, of the Company have been duly authorized and validly issued, are fully paid and nonassessable and conform in all material respects to the description thereof contained in the Offering Document; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities or the Underlying Shares.

             (f) Except as disclosed in the Offering Document, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Purchaser for a brokerage commission, finder's fee or other like payment in connection with the transactions contemplated by this Agreement.

             (g) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement, the Registration Rights Agreement, to be dated February 15, 2002, between the Company and the Purchasers (the "REGISTRATION RIGHTS AGREEMENT"), or in connection with the issuance and sale of the Offered Securities by the Company except as required by federal and state securities laws in connection with the registration of the Offered Securities and to the qualification of the Indenture pursuant to the Registration Rights Agreement and as required by state securities laws in connection with the distribution of the Offered Securities.

             (h) Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or is in default (or, with the giving of notice or lapse of time, would be in default) ("DEFAULT") under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease, agreement or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an "EXISTING AGREEMENT"), except such Default or Defaults as, individually or in the aggregate, do not have and would not reasonably be expected to have a Material Adverse Effect (as defined below). The execution, delivery and performance of the Indenture, this Agreement, and the Registration Rights Agreement, and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof (i) will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or Cymer Japan or any of their properties, or (B) the charter or by-laws of the Company or Cymer Japan and (ii) will not conflict with, constitute a breach of or Default under, result in a Debt Repayment Triggering Event (as defined below) under, result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or Cymer Japan pursuant to, or require the consent of any other party to, any Existing Agreement, except, in the case of each of the foregoing clauses (i) and
     (ii), for such breaches, violations, defaults, conflicts, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, have a Material Adverse Effect. The Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement. As used herein, a "DEBT REPAYMENT TRIGGERING EVENT" means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

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             (i) This Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by the Company.

             (j) Except as disclosed in the Offering Document, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the aggregate value thereof or materially interfere with the collective use made or to be made thereof by them; and except as disclosed in the Offering Document, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the collective use made or to be made thereof by them.

             (k) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole or on the Company's ability to perform its obligations under this Agreement (including such obligations to issue and sell the Offered Securities as contemplated hereby), the Indenture, the Registration Rights Agreement or the Offered Securities ("MATERIAL ADVERSE EFFECT").

             (l) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

             (m) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "INTELLECTUAL PROPERTY RIGHTS") necessary to conduct the business now operated by them, or presently employed by them, and except as disclosed in the Offering Document have not received any written notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

             (n) Except as disclosed in the Offering Document, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "ENVIRONMENTAL LAWS"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, in each case which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which would reasonably be expected to lead to such a claim.

             (o) Except as disclosed in the Offering Document, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and no such actions, suits or proceedings have been overtly threatened or, to the Company's knowledge, are contemplated.

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             (p) The financial statements included or incorporated by reference in the Offering Document present fairly the financial position of the Company and its consolidated subsidiaries as of the respective dates thereof and their results of operations and cash flows for the periods covered thereby, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis.

             (q) Except as disclosed in the Offering Document, since the date of the latest audited financial statements included in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Offering Document, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

             (r) The Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the "INVESTMENT COMPANY ACT"); and the Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will not be an "investment company" as defined in the Investment Company Act.

             (s) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

             (t) Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4 below, the offer and sale of the Offered Securities to the Purchasers in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof; and in connection with such offer and sale of the Offered Securities by the Company to the Purchasers, it is not necessary to qualify an indenture in respect of the Offered Securities under the United States Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT").

             (v) Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S ("REGULATION S") under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Company, its affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S as applicable. The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement and the Registration Rights Agreement.

             (w) The Company is subject to Section 13 or 15(d) of the Exchange Act.

     3. PURCHASE, SALE AND DELIVERY OF OFFERED SECURITIES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Purchasers and the Purchasers agree, severally and not jointly, to purchase from the Company, at a purchase price of 97% of the principal amount thereof, plus accrued interest from February 15, 2002 to the

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First Closing Date (as hereinafter defined), the respective principal amounts of the Firm Securities set forth opposite the names of the several Purchasers in Schedule A hereto.

     The Company will deliver against payment of the purchase price the Firm Securities to CSFBC for the accounts of the Purchasers in the form of one or more permanent global securities in definitive form (the "FIRM GLOBAL SECURITIES") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent global securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Offering Document. Payment for the Firm Securities shall be made by the Purchasers in Federal (same day) funds by, at the Company's option, official check or checks or wire transfer to an account at a bank acceptable to CSFBC drawn to the order of the Company at the office of Cooley Godward LLP, San Diego, at 10:00 A.M. (New York time), on February 15, 2002, or at such other time not later than seven full business days thereafter as CSFBC and the Company determine, such time being herein referred to as the "FIRST CLOSING DATE", against delivery to the Trustee as custodian for DTC of the Firm Global Securities representing all of the Firm Securities. The Firm Global Securities will be made available for checking at the above office of CSFBC at least 24 hours prior to the First Closing Date.

     In addition, upon written notice from CSFBC given to the Company from time to time not more than 30 days subsequent to the date of this Agreement, the Purchasers may purchase all or less than all of the Optional Securities at a purchase price of 97% of the principal amount of Offered Securities (including any accrued interest thereon to the related Optional Closing Date, defined below). The Company agrees to sell to the Purchasers the principal amount of Optional Securities specified in such notice and the Purchasers agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased from the Company for the account of each Purchaser in the same proportion as the principal amount of the Firm Securities set forth opposite such Purchaser's name in Schedule A hereto bears to the total principal amount of Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by CSFBC to the Company.

     Each time for the delivery of and payment for the Optional Securities, being herein referred to as the "OPTIONAL CLOSING Date", which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "CLOSING DATE"), shall be determined by CSFBC on behalf of the several Purchasers but shall not be earlier than two nor later than seven full business days after written notice of election to purchase Optional Securities is given. The Company will deliver against payment of the purchase price the Optional Securities being purchased on each Optional Closing Date in the form of one or more permanent global securities in definitive form (the "OPTIONAL GLOBAL SECURITIES") deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. Payment for the Optional Securities being purchased on each Optional Closing Date shall be made by the Purchasers in Federal (same day) funds by, at the option of the Company, official check or checks or by wire transfer to an account at a bank acceptable to CSFBC drawn to the order of the Company at the office of Cooley Godward LLP, San Diego, against delivery to the Trustee as Custodian for DTC of the Optional Global Securities being purchased on such Optional Closing Date.

     4.  REPRESENTATIONS BY PURCHASERS; RESALE BY PURCHASERS.

             (a) Each Purchaser severally represents and warrants to the Company that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

             (b) Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered

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     and sold the Offered Securities, and will offer and sell the Offered
     Securities only in accordance with Rule 144A under the Securities Act ("RULE 144A"). Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S and Rule 144A.

             (c) Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Company.

             (d) Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States (i) by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (A) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (B) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising or (ii) in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act. Each Purchaser severally agrees, with respect to resales of any of the Offered Securities made in reliance on Rule 144A, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A

             (e) Each Purchaser severally represents and agrees that (i) it has not offered or sold and prior to the expiry of a period of six months from the closing date, will not offer or sell any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of any Offered Securities in circumstances in which section 21(1) of the FSMA does not apply to the Issuer; and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom.

     5. CERTAIN AGREEMENTS OF THE COMPANY. The Company agrees with the several Purchasers that:

             (a) The Company will advise CSFBC promptly of any proposal to amend or supplement the Offering Document and, unless required pursuant to applicable law, will not effect such amendment or supplementation without CSFBC's consent, which consent will not be unreasonably withheld. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company promptly will notify CSFBC of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission. Neither CSFBC's consent to, nor the Purchasers' delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

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             (b) The Company will furnish to CSFBC copies of the Offering
     Circular and all amendments and supplements to such documents, in each case as soon as available and in such quantities as CSFBC requests, and the Company will furnish to CSFBC on the First Closing Date hereof three copies of the Offering Circular signed by a duly authorized officer of the Company, one of which will include the independent accountants' reports included or incorporated by reference therein manually signed by KPMG LLP. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish or cause to be furnished to CSFBC (and upon request, to each of the other Purchasers) and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Company will pay the expenses of printing and distributing to the Purchasers all such documents.

             (c) The Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as CSFBC reasonably designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers, provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state or take any action that would subject it to taxation in any jurisdiction where it has not be subject.

             (d) During the period of two years after the later of the First Closing Date and the last Optional Closing Date, the Company will, upon request, furnish to CSFBC, and upon request to each of the other Purchasers, and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

             (e) During the period of two years after the later of the First Closing Date and the last Optional Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them.

             (f) During the period of two years after the later of the First Closing Date and the last Optional Closing Date, the Company will not be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

             (g) The Company will pay all expenses incidental to the performance of its obligations under this Agreement, the Indenture, and the Registration Rights Agreement, including (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities, the preparation and printing of this Agreement, the Registration Rights Agreement, the Offered Securities, the Indenture, the Offering Document and amendments and supplements thereto, and any other document approved by the Company relating to the issuance, offer, sale and delivery of the Offered Securities; (iii) the cost of qualifying the Offered Securities for trading in The Portal-SM- Market ("PORTAL") and any expenses incidental thereto; (iv) the cost of any advertising approved by the Company in connection with the issue of the Offered Securities; (v) any expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions in the United States and Canada as CSFBC reasonably designates and the preparation of blue sky memoranda relating thereto; (vi) for any fees charged by investment rating agencies for the rating of the Offered Securities; and (vii) for expenses incurred in distributing the Offering Document (including any amendments and supplements thereto) to the Purchasers. It is understood, however, that except as provided in this Section and in Section 7, each Purchaser will pay all of its own costs and expenses, including, without limitation, the fees and disbursements of its counsel and transfer taxes on resales of any of the Offered Securities by it.

             (h) In connection with the offering, until CSFBC shall have notified the Company and the other Purchasers of the completion of the resale of the Offered Securities, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

             (i) For a period of 90 days after the date of the initial offering of the Offered Securities by the Purchasers, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue, any shares of Common Stock of the Company or securities convertible into or exchangeable or exercisable for shares of Common Stock of the Company or warrants or other rights to purchase shares of Common Stock of the Company, or publicly disclose the intention to make any such offer, sale, pledge or disposition, without the prior written consent of CSFBC, except issuances of Offered Securities, Underlying Shares or Common Stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, issuances of Common Stock or grants of stock options to employees, officers and directors pursuant to the terms of a plan in effect on the date hereof, issuances of Offered Securities, the Underlying Shares or Common Stock pursuant to the exercise of such options or issuances of Offered Securities or Common Stock pursuant to the Company's dividend reinvestment plan, if in effect on the date hereof. The Company will not at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act, or the safe harbors of Regulation S to cease to be applicable to the offer and sale of the Offered Securities.

     6. CONDITIONS OF THE OBLIGATIONS OF THE PURCHASERS. The obligations of the several Purchasers to purchase and pay for the Firm Securities on the First Closing Date and for the Optional Securities and on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

             (a) The Purchasers shall have received a letter, dated the date of this Agreement, of KPMG LLP in agreed form confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder ("RULES AND REGULATIONS") and to the effect that:

                    (i) in their opinion the financial statements examined by them and incorporated by reference in the Offering Document and in the Exchange Act Reports comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations;

                    (ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited financial statements included in the Offering Document and in the Exchange Act Reports;

                    (iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                            (A) the unaudited financial statements incorporated
                    by reference in the Offering Document or in the Exchange Act Reports do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

                            (B) at the date of the latest available balance
                    sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or net assets, as compared with amounts shown on the latest balance sheet incorporated by reference in the Offering Document; or

                            (C) for the period from the closing date of the
                    latest income statement included in the Offering Document to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement incorporated by reference in the Offering Document, in consolidated net sales, net operating income or in the total or per share amounts of consolidated income before extraordinary items or net income or in the ratio of earnings to fixed charges except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Offering Document disclose have occurred or may occur or which are described in such letter; and

                    (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Offering Document and the Exchange Act Reports (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

             (b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Purchasers including CSFBC, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Purchasers including CSFBC, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market, (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States or
     (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Purchasers including CSFBC, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.

             (c) The Purchasers shall have received an opinion, subject to such qualifications as may be acceptable to Purchasers in their sole discretion, dated such Closing Date, of Schreck Brignone Godfrey, Nevada counsel for the Company, that:

                    (i) The Company has been duly incorporated and is existing as a corporation in good standing under the laws of the State of Nevada, with corporate power and authority to own its properties and conduct its business as described in the Offering Circular;

                    (ii) The Indenture has been duly authorized, executed and delivered by the Company; the Offered Securities delivered on such Closing Date have been duly authorized, executed, and delivered by the Company;

                    (iii) The Company has the corporate power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement;

                    (iv) This Agreement and the Registration Rights Agreement have each been duly authorized, executed and delivered by the Company;

                    (v) The shares of Common Stock of the Company initially issuable upon conversion of the Offered Securities delivered on such Closing Date have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion in accordance with the provisions of the Indenture, will be validly issued, fully paid and nonassessable and conform to the description thereof contained in the Offering Circular; and the stockholders of the Company have no preemptive rights under any law or the Company's charter or by-laws with respect to the Offered Securities or the Common Stock;

                    (vi) The execution, delivery and performance of the Indenture, the Offered Securities, this Agreement and the Registration Rights Agreement (including the issuance and sale of the Offered Securities pursuant to this Agreement) and compliance with the terms and provisions thereof will not result in a breach or violation of, or constitute a default under, any Nevada statute, any rule, regulation or order of any Nevada governmental agency or body or any court having jurisdiction over the Company or any of its properties, or the charter or by-laws of the Company;

                    (vii) The descriptions in the Offering Circular under "Description of Capital Stock" insofar as such descriptions constitute summaries of Nevada statutes, legal and governmental proceedings in Nevada and the charter and bylaws of the Company and other specifically referenced corporate records and documents are accurate in all material respects and fairly present the information required to be set forth therein.

             (d) The Purchasers shall have received an opinion, dated such Closing Date, of Cooley Godward LLP, counsel for the Company, that:

                    (i) The Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except where the failure to be so qualified would not result in a Material Adverse Effect;

                    (ii) The Offered Securities delivered on such Closing Date have been duly authenticated and validly issued by the Company and conform in all material respects to the description thereof contained in the Offering Circular under the caption "Description of the Notes;" and the Indenture and the Offered Securities delivered on such Closing Date constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                    (iii) The Registration Rights Agreement constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms (subject to customary exceptions);

                    (iv) The Offered Securities delivered on such Closing Date are convertible into Common Stock of the Company in accordance with the terms of the Indenture;

                    (v) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act;

                    (vi) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the issuance or sale of the Offered Securities by the Company or the consummation by the Company of the transactions contemplated by this Agreement, the Indenture, the Registration Rights Agreement, except such as may be required (A) under state securities laws and (B) in connection with the filing and effectiveness of the Shelf Registration Statement as contemplated by the Registration Rights Agreement;

                    (vii) To such counsel's knowledge, except as disclosed in the Offering Document, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and to such counsel's knowledge, no such actions, suits or proceedings are overtly threatened;

                    (viii) The execution, delivery and performance by the
             Company of the Indenture, this Agreement and the Registration Rights Agreement, the issuance and sale of the Offered Securities pursuant to this Agreement and compliance by the Company with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any of its properties, or (B) any Reviewed Agreement. "REVIEWED AGREEMENTS" means those agreements or instruments to which the Company or Cymer Japan is a party or by which the Company or Cymer Japan is bound or to which any of the properties of the Company or Cymer Japan is subject, and which agreement or instrument is included as an exhibit filed pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K to any Exchange Act Report or which, as certified by the Company to such counsel, would be required to be filed as such an exhibit if the Company were filing an Annual Report on Form 10-K on the date hereof;

                    (ix) The stockholders of the Company have no preemptive rights under any Reviewed Agreement with respect to the Offered Securities or the Common Stock.

                    (x) The descriptions in the Offering Circular (a) under the captions "Description of Credit Facility," "Description of the Notes," "Certain United States Federal Income Tax Considerations," and "Transfer Restrictions," and (b) in the second, fourth, fifth, seventh, eighth and ninth paragraphs under the caption "Plan of Distribution," in each case insofar as such descriptions purport to describe the provisions of statutes and contracts referred to therein, fairly present in all material respects such statutes and contracts to the same extent as would be required if the Offering Circular were a prospectus in a Registration Statement of the Company on Form S-3 under the Securities Act; and

                    (xi) Assuming the accuracy of the representations and warranties of the Company set forth in Sections 2(r), (s), (v) and
             (w) of this Agreement, the accuracy of the representations and warranties of the Purchasers set forth in Section 4 of this Agreement and the compliance by the Purchasers and the Company with the covenants set forth in Section 4 and Section 5(h), respectively, of this Agreement, (i) the offer, sale and delivery of the Offered Securities by the Company to the Purchasers pursuant to this Agreement and (ii) the initial resale of the Offered Securities by the Purchasers in the manner contemplated by this Agreement do not require registration under the Securities Act or the qualification of an indenture in respect thereof under the Trust Indenture Act.

     Such counsel shall also state that, during the course of preparing the Offering Circular, such counsel has participated in conferences with officers and other representatives of the Company, the Company's independent auditors, and the Purchasers and their counsel, at which the contents of the Offering Circular were discussed. Such counsel did not participate in the preparation of the Exchange Act Reports but, during the course of the preparation of the Offering Circular, such counsel reviewed the Exchange Act Reports and participated in conferences with officers and other representatives of the Company, the Company's independent auditors and the Purchaser and its counsel, at which the contents of the Exchange Act Reports were discussed. Certain of the information contained in the Exchange Act Reports is as of the dates set forth therein or as to periods with respect to which such Exchange Act Reports were filed. While such counsel has not independently verified and is not passing upon the accuracy, completeness or fairness of the statements made in the Offering Circular or any Exchange Act Report (in each case, except as otherwise expressly set forth in such counsel's opinion), no facts have come to such counsel's attention which lead such counsel to believe that the Offering Circular, or any amendment or supplement thereto, or any Exchange Act Report (as updated or superseded by such Exchange Act Reports or the Offering Circular) as of the date hereof and as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements and schedules and related notes or other financial data contained in the Offering Circular and the Exchange Act Reports.

             (e) The Purchasers shall have received an opinion of Miyake & Yamazaki, dated such Closing Date, regarding the Subsidiary, that:

                    (i) Cymer Japan has been duly incorporated and is validly existing as a corporation under the laws of Japan, with the corporate power and authority to own or lease property and to conduct its business as described in the Offering Circular, and is not delinquent, as of the date hereof, in any national or local tax levied or assessed on its revenue and asset;

                    (ii) All of the issued shares of capital stock of Cymer Japan have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly by the Company, free and clear of any registered or recorded lien, encumbrance, equity or claim;

                    (iii) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Purchase Agreement will not contravene any provision of applicable law or the Articles of Incorporation of Cymer Japan or, to such counsel's knowledge, any agreement or other instrument binding upon Cymer Japan that is material to the Company and its subsidiaries, taken as a whole, or, to such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over Cymer Japan; and

                    (iv) Such counsel knows of no legal or governmental proceedings pending or threatened to which Cymer Japan is a party or to which any of the properties of Cymer Japan is subject; except that such counsel has been informed by Cymer Japan that one of the Japanese contract manufacturers for the Company has been given a warning letter by Komatsu Limited, a Japanese corporation, that the laser products it manufactures and supplies to the Company could infringe Komatsu's multiple Japanese patents, that Komatsu might proceed to a legal action based on such patents against the Company as well as Cymer Japan, and that the parties are presently negotiating for a possible settlement, but nothing was agreed upon.

             (f) The Purchasers shall have received a patent opinion of in-house counsel for the Company dated such Closing Date, to the effect that such counsel has examined the patent files of the Company and has read the particular portions of the Offering Circular referring to patents and other intellectual property rights of the Company and that:

                    (i) The statements in the Offering Circular under the heading "Risk Factors- Our ability to compete could be jeopardized if we are unable to protect our intellectual property rights. These types of claims could seriously harm our business or require us to incur significant costs" contain accurate descriptions of the number and expiration dates of the Company's issued and allowed patents and of the number of the Company's currently pending U.S. and foreign patent applications, including those U.S. patent applications which have been allowed;

                    (ii) Attached as Exhibit A to such counsel's opinion is a schedule containing an accurate list of all issued and allowed United States patents of the Company and of all currently pending United States patent applications filed by the Company. The accuracy of the list is subject to any qualifications noted in such Exhibit A. Such counsel has no actual knowledge of any fact or circumstance which would render any of the issued United States patents listed on such Exhibit A invalid;

                    (iii) Attached as Exhibit B to such counsel's opinion is a schedule containing an accurate list of all currently pending foreign patent applications which are being prosecuted on behalf of the Company. The accuracy of the list is subject to any qualifications noted in such Exhibit B. Such counsel has no actual knowledge of any fact or circumstance which would render any of the issued foreign patents listed on such Exhibit B invalid. The Company's foreign patent applications listed in such Exhibit B properly claimed priority based on the corresponding United States patent applications unless noted otherwise;

                    (iv) The Company's pending United States patent applications listed in Exhibit A to such counsel's opinion have been properly filed and, to the best of such counsel's knowledge and subject to the qualifications noted in such Exhibit A, properly prepared and diligently pursued on behalf of the Company, and unless otherwise noted in such Exhibit A, the inventions described in the patents and applications listed on such Exhibits A and B have been assigned to the Company. Such counsel has no actual knowledge of any fact or circumstance which would render any pending foreign patent application listed in Exhibit B to such counsel's opinion defective. Except for claims of Komatsu Patents described in the Offering Circular under "Risk Factors - In the future, we may be subject to patent litigation to enforce patents issued to us and defend ourselves against claimed infringement by our competitors or any other third party" and "- If Seiko discontinues producing our laser in Japan due to patent infringement claims made by Komatsu, our ability to meet the demand for our product in Japan could be materially adversely affected," such counsel has no actual knowledge of any other entity or individual having asserted any ownership right or claim in any of the patents and applications list on such Exhibits A and B, other than the Company;

                    (v) Such counsel has no actual knowledge of any fact or circumstance which would give any other entity or individual any right or claim in any of the issued patents or applications described in Exhibits A and B to such counsel's opinion unless otherwise noted therein; and

                    (vi) Other than governmental examination proceedings related to the prosecution of the patents and applications listed on such Exhibits A and B, such counsel has no actual knowledge of any pending or threatened judicial or governmental proceedings relating to any of such patents or applications to which the Company is a party, or of which any property of the Company is subject, and except for Komatsu's Patent claims, such counsel is not aware of any pending or threatened action, suit or claim by others that the Company is infringing or otherwise violating any patent rights of others.

             (g) The Purchasers shall have received from Wilson Sonsini Goodrich & Rosati Professional Corporation, counsel for the Purchasers, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities, the Offering Circular, the exemption from registration for the offer and sale of the Offered Securities by the Company to the Purchasers and the resales by the Purchasers as contemplated hereby and other related matters as CSFBC may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Wilson Sonsini Goodrich & Rosati Professional Corporation may rely as to the incorporation of the Company and all other matters governed by Nevada law upon the opinion of Schreck Brignone Godfrey referred to above.

             (h) The Purchasers shall have received a certificate, dated such Closing Date, of the Chief Executive Officer, President or any Executive or Senior Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, and that, subsequent to the date of the most recent financial statements in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Offering Document or as described in such certificate.

             (i) The Purchasers shall have received a letter, dated such Closing Date, of KPMG LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

             (j) The Common Stock of the Company shall be listed and admitted to trading on the Nasdaq National Market.

             (k) On or prior to the date of this Agreement, the Purchasers shall have received lock-up letters from each of the directors and executive officers of the Company.

     On or before each of the First Closing Date and each Optional Closing Date, the Purchasers and counsel for the Purchasers shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Offered Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained. The Company will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. CSFBC may in its sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder, whether in respect of an Optional Closing Date or otherwise.

     7. INDEMNIFICATION AND CONTRIBUTION. (a) The Company will indemnify and hold harmless each Purchaser, its partners, directors and officers and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under Section 5(a) of this Agreement, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser through CSFBC specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

             (b) Each Purchaser will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Company may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser through CSFBC specifically for use therein, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Offering Document: under the caption "Plan of Distribution:" the first sentence of the third paragraph, the sixth paragraph, the third sentence of the tenth paragraph and the eleventh paragraph; provided, however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under Section 5(a) of this Agreement.

             (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above, unless and to the extent the indemnifying party did not otherwise learn of such claim and such omission results in the forfeiture by the indemnifying party of substantial rights or defenses or the indemnifying party is otherwise materially prejudiced by the omission. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably delayed or withheld), effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party. In no event will any indemnifying party be liable for fees and disbursements of more than one counsel, plus the fees and disbursements of any local counsel, for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general obligations or circumstances, unless an indemnified party reasonably determines that representation of such indemnifying party and the indemnified party by the same counsel would present a conflict of interest. No indemnified party shall, without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed, effect any settlement or compromise, or consent to the entry of any judgment with respect to any pending or threatened action in respect of which any indemnifying party is or could have been a party or indemnity could have been sought hereunder from such indemnifying party.

             (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchasers from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers' obligations under this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

             (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchasers under this Section shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

     8. DEFAULT OF PURCHASERS. If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder on either the First Closing Date or any Optional Closing Date, and the aggregate principal amount of Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities that the Purchasers are obligated to purchase on such Closing Date, CSFBC may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by such Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase on such Closing Date. If any Purchaser or Purchasers so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities that the Purchasers are obligated to purchase on such Closing Date and arrangements satisfactory to CSFBC and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in
Section 9 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement shall not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term "Purchaser" includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

     9. SURVIVAL OF CERTAIN REPRESENTATIONS AND OBLIGATIONS. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to
Section 5 and the respective obligations of the Company and the Purchasers pursuant to Section 7 shall remain in effect and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in Section 6(b)(iii) through
Section 6(b)(vii), the Company will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

     10. NOTICES. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to the Purchasers c/o Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Transactions Advisory Group, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 16750 Via Del Campo Court, San Diego, CA 92127, Attention: Chief Financial Officer; provided, however, that any notice to a Purchaser pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Purchaser.

     11. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties thereto.

     12. REPRESENTATION OF PURCHASERS. CSFBC will act for the several Purchasers in connection with this purchase, and any action under this Agreement taken by CSFBC will be binding upon all Purchasers.

     13. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     14. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

     15. JURISDICTION. The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

            [The remainder of this page is intentionally left blank]

     If the foregoing is in accordance with the Purchasers' understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Purchasers in accordance with its terms.

                                          Very truly yours,

                                          CYMER, INC.


                                          By:     /s/ NANCY J. BAKER
                                                  ------------------------------

                                          Title:  SR. V.P. & CFO
                                                  -------------------------


The foregoing Purchase Agreement
  is hereby confirmed and accepted
  as of the date first above written.

CREDIT SUISSE FIRST BOSTON CORPORATION
MERRILL LYNCH PIERCE FENNER & SMITH
         INCORPORATED

BY:  CREDIT SUISSE FIRST BOSTON CORPORATION


By:     /s/ RICHARD CHAR
        -----------------------------

Title:  MANAGING DIRECTOR
        -----------------------------

                                   SCHEDULE A

PURCHASER                                                       PRINCIPAL AMOUNT OF FIRM SECURITIES
---------                                                       -----------------------------------
Credit Suisse First Boston Corporation                                 $ 160,000,000
Merrill Lynch Pierce Fenner & Smith Incorporated                       $  40,000,000

                                                                       -------------
Total                                                                  $ 200,000,000
                                                                       =============

                                   SCHEDULE B
                (List of documents included in Offering Circular)

1.   Annual Report on Form 10-K for the Fiscal Year ended December 31, 2000.

2.   Quarterly Report on Form 10-Q for the Fiscal Quarter ended March 31, 2001.

3.   Quarterly Report on Form 10-Q for the Fiscal Quarter ended June 30, 2001.

4.   Quarterly Report on Form 10-Q for the Fiscal Quarter ended September 30,
     2001.

5.   Registration Statement on Form 8-A filed February 20, 1998.

6.   Registration Statement on Form 8-A filed September 6, 1996.

7.   Registration Statement on Form 8-A/A filed on October 24, 1997.